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                                                                    Exhibit 10.3


                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT


         THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is executed as of this 6th day of December, 2001, by and between Barden Development, Inc., an Indiana corporation (the "Manager"), and Majestic Investor Holdings, LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Manager and Majestic Investor, LLC, a Delaware limited liability company and the sole member of the Company ("Investor") entered into a Management Agreement on September 19, 2001 that provided for the Manager to be compensated for managing the affairs of Investor;

         WHEREAS, Investor assigned all of its rights and obligations under the Management Agreement to the Company on October 22, 2001;

         WHEREAS, the parties hereto now desire to amend and restate the Management Agreement to reflect the assignment of the Management Agreement to the Company and certain changes regarding the subordination of the payment of Management Fees;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties do hereby agree as follows:

1. Terms used but not otherwise defined herein shall have the meanings set forth in that certain Indenture to be entered into by and among the Company, Majestic Investor Capital Corp., the subsidiary guarantors and The Bank of New York, as trustee thereunder (the "Indenture").

2. During the term of this Agreement, Manager shall, subject to and in accordance with the terms of the Limited Liability Company Agreement, serve as the manager of the Company.

3. Subject to Section 5 hereof, beginning and conditioned on the closing of the transactions contemplated by that certain Purchase Agreement, dated November 22, 2000, as amended on December 4, 2000, and as further amended on November 1, 2001, by and among the Company, Fitzgerald's Gaming Corporation and certain affiliates of such parties (the "Fitzgerald Transaction"), the Company shall pay to the Manager, on a quarterly basis, within 15 days after the end of each quarter, a management services fee equal to (i) one percent (1%) of the Company's Net Revenues for such quarter; plus (ii) five percent (5.0%) of the Company's Consolidated Cash Flow for such quarter. If the Fitzgerald Transaction does not close on the first day of a quarter, the Manager shall be entitled to a pro rata portion of its fee for such quarter.

4. Subordination.

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         (a) Agreement to Subordinate. Except as provided in paragraph (c) of this Section 4, the Company and BDI agree, that the payment of Management Fees under this Agreement are subordinated and junior in right of the payment in full of principal, interest, premium and Liquidated Damages, if any (the "OBLIGATIONS"), on the Notes, and that the subordination is for the benefit of and shall be enforceable by, the Holders of Notes, and that each Holder of Notes shall be deemed to have acquired such Notes in reliance upon the provisions contained in this Agreement.


         (b) Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors of the Company in a liquidation or dissolution of the Company or its properties, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties, in an assignment for the benefit of creditors or in any marshalling of assets and liabilities of the Company:


                  (i) Holders of Notes shall receive payment in full in cash of any Obligations on the Notes (including interest after the commencement of any such proceeding at the rate specified in the Indenture, whether or not such interest is an allowable claim) before BDI shall be entitled to receive any payment or distribution of any kind or character with respect to any Management Fees under this Agreement; and


                  (ii) until the Obligations on the Notes (as provided in subsection (i) above) are paid in full in cash, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which BDI would be entitled under this Agreement but for this Section 4 shall be made to Holders of Notes, as their interests may appear.


         (c) Payment Default. The Company shall not make any payment or distribution of any kind or character to BDI with respect to any Management Fees due under this Agreement until all Obligations with respect to the Notes have been paid in full; provided, however, that if no Default in the payment when due, whether at maturity, upon redemption, acceleration, declaration or otherwise, of any Obligations, with respect to the Notes has occured and is continuing on the date of such payment or distribution with respect to any Management Fees due under this Agreement, the Company may make any such payment or distribution with respect to any Management Fees due under this Agreement; provided, further, that the Company may resume payments and distributions with respect to any Management Fees due under this Agreement upon the date upon which any such Default has been cured or waived.


         (d) When Distribution Must Be Paid Over. In the event that BDI receives any payment or distribution of any kind or character, whether in cash, properties or securities, in respect of any Management Fees under this Agreement at a time when such payment or distribution is prohibited by this Section 4 and BDI has actual knowledge that the payment is prohibited, such payment shall be held by BDI, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, (on a pro rata basis based on the aggregate principal amount of Notes held by the Holders), to the Holders of the Notes with respect to Notes remaining unpaid to the extent necessary to pay the Obligations in full, after giving effect to any concurrent payment or distribution to or for the Holders of the Notes.

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                  If BDI is required by any court or otherwise to deliver
payments it received by the Company to a Holder of the Notes, any amount so paid to the extent theretofore discharged, shall be reinstated in full force and effect.


                  To the extent any payment of the Obligations on the Notes (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Obligations on the Notes or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.


         (d) Notice By the Company. The Company shall promptly notify BDI in writing of any facts known to the Company that would cause a payment of any Management Fee under this Agreement to violate this Section 4, but failure to give such notice shall not affect the subordination of the Management Fees to the Notes as provided in this Section 4.


         (e) Subrogation. Subject to the payment in full of all Obligations on the Notes, BDI shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Company's obligation to pay Management Fees) to the rights of the Holders of Notes to receive payments or distributions of cash, properties or securities of the Company applicable to the Notes until the Notes have been paid in full. A distribution made under this Section 4 to the Holders of the Notes that otherwise would have been made to BDI is not, as between the Company and BDI, a payment by the Company to or on account of the Notes.


         (f) Relative Rights. This Section 4 defines the relative rights of BDI and the Holders of the Notes. Nothing in this Agreement shall:


                  (i) impair, as between the Company and BDI, the obligation of the Company, which is absolute and unconditional, to pay Management Fees in accordance with the terms of this Agreement;


                  (ii) affect the relative rights of BDI and creditors of the Company other than their rights in relation to Holders of the Notes; or


                  (iii) prevent the BDI from exercising its available remedies upon a default under this Agreement, subject to the rights of the Holders the Notes to receive distributions and payments otherwise payable to BDI.


                  The failure to make a payment on account of Management Fees by reason of any provision of this Section 4 shall not be construed as preventing the occurrence of a default under this Agreement.


         (g) Subordination May Not Be Impaired by the Company. No right of any Holder of Notes to enforce the subordination of the payment of Management Fees under this Agreement shall at any time in any way be prejudiced or be impaired by any act or failure to act by the

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Company or BDI or by the failure of the Company or BDI to comply with this
Agreement, regardless of any knowledge thereof which BDI may have otherwise been charged with.


                  Without in any way limiting the generality of the foregoing paragraph, the Holders of the Notes may, at any time and from time to time, without the consent of or notice to BDI, without incurring responsibility to BDI and without impairing or releasing the subordination provided in this Section 4 or the obligations hereunder of BDI to the Holders of the Notes, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Notes, or otherwise amend or supplement in any manner the Notes; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Notes; (iii) release any Person liable in any manner for the payment or collection of the Notes; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


         (h) Amendments. The provisions of this Section 4 shall not be amended or modified without the written consent of the parties holding a majority of the outstanding Notes.

5. Notwithstanding the foregoing, the Company shall not be required to pay the fees under Section 3, if a Default or Event of Default has occurred and is continuing under the Indenture or would occur as a consequence of such payment. Any payments otherwise owed hereunder that are not made shall not be canceled but rather shall accrue and shall be payable by the Company promptly when, and to the extent, the Company is no longer prohibited from making such payments.

6. The terms of this Agreement shall commence on the day and year first above written and shall continue until the date on which the manager no longer serves as manager of the Company pursuant to the Limited Liability Company Agreement, unless earlier terminated by either party upon 60 days prior written notice.

7. The Manager shall have no liability hereunder for any breach of this Agreement, except to the extent that any such breach hereunder gives rise to a breach of the Manager's obligations as set forth in the Limited Liability Company Agreement, which breach shall be remedied pursuant to the terms thereof. The Company's sole remedy for any claim hereunder shall be the termination of this Agreement, provided, that nothing set forth herein shall in any way impair the Company's rights and remedies are set forth in the Limited Liability Company Agreement.The Company shall indemnify the Manager, and any employee, officer, manager, director or Agent of the Manager, as and to the extent set forth in
Section 10 of the Limited Liability Company Agreement.

8. Miscellaneous.

                  (a) This Agreement and the Limited Liability Company Agreement set forth the entire understanding of the parties with respect to the Manager's rendering of management services to the Company. This Agreement may not be modified, waived, terminated or amended, except expressly by an instrument in writing signed by the Manager and the Company.

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                  (b) This Agreement and the right to receive fees and expenses due hereunder may be assigned or pledged in whole or in part by the Manager to any party. This Agreement may not be assigned or pledged by the Company without the prior written consent of the Manager.

                  (c) In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

                  (d) Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such pay may hereinafter specify by written notice to the other party.

                  (e) No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


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                                        BARDEN DEVELOPMENT, INC.



                                        By: /s/ Michael E. Kelly
                                            -----------------------------------
                                            Name: Michael E. Kelly
                                            Title: EVP, COO, CFO



                                        MAJESTIC INVESTOR HOLDINGS, LLC

                                        By: /s/ Michael E. Kelly
                                            -----------------------------------
                                            Name: Michael E. Kelly
                                            Title: EVP, COO, CFO